UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  August 11, 2017

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

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(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 11, 2017, the Company received notice from NASDAQ that due to the resignation of Director Adrian Russell-Falla effective July 27, 2017, the Company currently has only 2 independent directors on the Audit Committee and therefore it currently does not comply with NASDAQ’s audit committee requirements under Listing Rule 5605.

Under NASDAQ Listing Rules 5605(c)(4) and 5605(d)(4), NASDAQ has granted the Company a cure period to regain compliance by naming a new Independent Director to the Audit Committee. The cure period extends until (i) the earlier of the Company’s next annual shareholders’ meeting or July 24, 2018; or (ii) if the next annual shareholders’ meeting is held before January 22, 2018, then the Company must evidence compliance no later than January 22, 2018.

The Company is currently limited by the fixed number of Directors approved at the most recent annual meeting of shareholders. At the next annual meeting, the Company will ask shareholders to authorize additional directors. This authorization will permit the addition of the required Independent Director to the Board and to the Audit Committee, and will return the Company into compliance with Listing Rule 5605 before the required date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JEWETT-CAMERON TRADING COMPANY LTD.

Date: August 15, 2017	By: /s/ “Charles Hopewell”
Name: Charles Hopewell
Title: President/Chief Executive Officer/CFO/Director